UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐  Definitive Proxy Statement
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☑  Soliciting Material Pursuant to §240.14a-12
ATS MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)
MEDTRONIC, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Item 1: On April 29, 2010, Medtronic, Inc. (“Medtronic”) issued the following ATS Medical Master Q&A (the “Q&A”), Talking Points, and Medtronic and ATS Medical power point (the “Power Point”)regarding the proposed acquisition of ATS Medical, Inc. (“ATS”) by Medtronic. The Q&A and Talking Points were prepared by Medtronic employees for use in internal and external communications. The Power Point was used by Medtronic employees in a presentation given to employee of ATS.

Q&A
ATS Medical Master Q&A
ATS Medical Inc Signing Communications

ATS MEDICAL QUESTIONS

1.	How will this transaction affect ATS Medical employees?	We anticipate that most employees will remain in their current location and that the majority of employees will become employees of Medtronic. Throughout the integration, our goal is for a smooth transition that creates as little disruption as possible to ATS Medical employees.

2.	Who is Medtronic? What is the Medtronic Mission? Where is Medtronic headquartered? How many people does Medtronic employ?	Founded in 1949, Medtronic is the world’s leading medical technology company, with global headquarters in Minneapolis, Minnesota. The company employs approximately 38,000 people worldwide. Its international headquarters is in Singapore. Medtronic has more than 270 locations and conducts business in more than 120 countries.

Medtronic’s Mission is: To contribute to human welfare by the application of biomedical engineering in the research, design, manufacture and sale of instruments or appliances that alleviate pain, restore health and extend life.

Medtronic’s CardioVascular business serves the medical specialties of interventional cardiology, cardiac surgery, vascular surgery and interventional radiology with a broad range of innovative products and services. The CardioVascular business is committed to advancing the treatment of coronary, peripheral, aortic and structural heart disease through collaboration with leading clinicians, researchers and scientists worldwide. Led by Scott Ward, it is Medtronic’s third largest business by revenue.

Medtronic revenue for fiscal year 2009 was $14.6 billion.

Medtronic is excited to welcome ATS Medical into the Medtronic family and culture, taking the best of both organizations and making an even greater impact on people’s lives.

INVESTMENT COMMUNITY / MEDIA QUESTIONS

3.	What is the financial impact to Medtronic?	The transaction will be 2 cents dilutive to Medtronic’s FY11 earnings and neutral to FY12 earnings. On an operating basis (that is, excluding integration costs), we expect the transaction to be earnings neutral in FY11.

The total revenue was $75.7M for the year 2009.

4.	What is the current market? What is the potential market?	We believe that current surgical valve demand is $1.2B, with two-thirds being tissue and one-third mechanical. Surgical valve demand is growing in the low- to mid-single digits. We believe that there is opportunity to grow the mechanical segment more quickly in some international geographies.

5.	Which physicians do we expect to implant / use these products?	Cardiac Surgeons

6.	What is ATS Medical’s revenue?	The total revenue was $75.7M for the year 2009. ATS Medical 2008-2009 Revenue by Product (000s)

		Product Line	2008	2009	YoY Growth
		Mechanical Valves	$42,908	$45,784	7%
		Tissue Valves	$1,481	$5,553	275%
		Surgical Ablation	$16,891	$18,881	12%
		Repair	$3,200	$4,647	45%
		Other	$1,355	$846	-38%
		Total	$65,835	$75,711	15%

7.	How does this transaction affect the Andersen Patent?	ATS Medical does have a license to the Andersen patents in various fields for various types of valve-related products and methods. The license was not a primary factor in the decision to acquire ATS Medical.

8.	How will this impact FY11 AOP targets?	FY11 AOP numbers are already finalized. Targets for ATS Medical products and operations will be communicated separately after the transaction has closed.

9.	What type of regulatory approval is needed, and in what countries, for the transaction to close? Any key countries that may affect timing?	This transaction is subject to anti-trust review in the United States and various countries outside the United States.

10.	What are ATS’s key clinical trials and are any products currently under regulatory review?	The 3f Enable Bioprothesis is in a limited trial in Europe. There are no U.S. clinical trials in process.

Open Pivot, 3f, Enable and CryoMaze are registered trademarks of ATS Medical, Inc.
Field Force is a trademark of ATS Medical, Inc.

Talking Points
Talking Points
ATS Medical Inc Signing Communications
Audience: To be used for both internal and external audiences.
Medtronic has signed an agreement to acquire ATS Medical, Inc.
•	The closing of the acquisition is expected this summer or fall, pending approval by ATS Medical shareholders and receipt of regulatory clearances in various jurisdictions.
•	ATS Medical has developed leading technologies in the field of surgical heart valves and cryoablation. They are known for their high standards of quality in these fields.
•	The company’s innovative Open Pivot® bileaflet mechanical valve and 3f® pericardial valve technology, along with its CryoMaze® family of ablation products, will extend Medtronic’s current product offerings to cardiac surgeons.
•	ATS Medical’s CE-marked sutureless surgical ATS 3f Enable® Aortic Bioprosthesis System is currently available in Europe and other select centers outside the United States.
•	Prior to completion of the acquisition, ATS and Medtronic will, as is required by law, continue to operate their businesses completely separately with all management decisions being made by their respective management teams. ATS must continue to operate independently, without any influence by Medtronic. Medtronic employees must not take any action with respect to ATS or its products or customers that they would not have taken prior to execution of the merger agreement
This is a strategic fit for both companies
•	The missions and visions of both companies are aligned. The Medtronic CardioVascular vision is to be a trusted leader in cardiovascular innovation. The acquisition of ATS Medical helps to fulfill that vision and represents our continuing commitment to the surgical treatment of structural heart disease.
•	The products from ATS Medical, combined with our strengths in R&D, operations, medical education, market development, sales and distribution, will facilitate improved patient outcomes and broader adoption among surgeons around the world.
•	The acquisition of ATS Medical allows Medtronic to re-enter the mechanical valve segment with leading technology, particularly outside of the U.S. and in geographies where mechanical valves are the standard of care.
•	We now will have a broader range of surgical valves and tissue ablation technologies for surgeons as they seek to address individual patient needs.
About ATS Medical Inc
•	ATS Medical was founded in 1991 as a global mechanical valve company.
•	ATS Medical serves the cardiac surgery community by focusing on heart valve disease therapy and surgical ablation of cardiac arrhythmias.

•	ATS Medical has approximately 320 employees worldwide and is headquartered in Plymouth, Minnesota. It has mechanical valve and surgical ablation manufacturing in Plymouth, Minnesota and tissue valve manufacturing in Orange County, California. The European headquarters is located in Brussels, Belgium. It has a global network of distributors.
Open Pivot, 3f and Enable are registered trademarks of ATS Medical, Inc.

Medtronic

Medtronic
and
ATS Medical

Improving Patient Outcomes Together

Medtronic and ATS Medical Improving Patient Outcomes Together

POST

- Founded in 1949 as a medical equipment service company
- A history of collaboration with clinicians and the medical device community

2 | Confidential - For Internal Use Only

Founded in 1949 as a medical equipment service companyA history of collaboration with clinicians and the medical device community From the beginning, Medtronic has been dedicated to improving lives

Our Mission Remains Our Foundation

MEDTRONIC
ALLEVIATING PAIN · RESTORING
Contributing to human welfare by the application of biomedical engineering to alleviate pain, restore health, and extend life.
Medtronic

3 | Confidential - For Internal Use Only

Our Mission Remains Our Foundation

Medtronic Is the Global Leader in Medical Technology

- Largest medical device company with > 38,000 employees worldwide
- Global sales of approximately $15B
- Sales operations in > 120 countries
- > 9,000 scientists and engineers and > 14,000 patents filed
- Broadest and most innovative medical device portfolio spanning the human anatomy

4 | Confidential - For Internal Use Only

Largest medical device company with > 38,000 employees worldwideGlobal sales of approximately $15BSales operations in > 120 countries> 9,000 scientists and engineers and > 14,000 patents filedBroadest and most innovative medical device portfolio spanning the human anatomy Medtronic Is the Global Leader in Medical Technology

Treating Many Chronic Conditions

Cardiac Rhythm Disorders

Cardiovascular Disease

Urological and Digestive Disorders

Neurological Disorders

Ear, Nose and Throat Conditions

Spinal Conditions and Musculoskeletal Trauma

Diabetes

5 | Confidential - For Internal Use Only

Treating Many Chronic Conditions Cardiac Rhythm Disorders Cardiovascular Disease Spinal Conditions and Musculoskeletal Trauma Neurological Disorders Urological and Digestive Disorders Diabetes Ear, Nose and Throat Conditions

Medtronic CardioVascular

Coronary and Peripheral

Endovascular

Structural Heart

6 | Confidential - For Internal Use Only

Structural Heart • Surgical Tissue Valves • Mechanical Valves • Transcatheter Valves• RF Ablation• Perfusion Endovascular • Aortic Abdominal Stent Grafts• Thoracic Stent Grafts• Stent Graft Balloons Coronary and Peripheral • Drug Eluting Stents• Bare Metal Stents• Balloons and Catheters• Guide Catheters and Wires Medtronic CardioVascular

Medtronic Structural Heart

Surgical
Heart Valves
Transcatheter
Heart Valves
Valve
Repair
Minimally Invasive
Cardiac Surgery
Perfusion
Revascularization
Surgical Ablation
Cannulae

7 | Confidential - For Internal Use Only

Transcatheter Heart Valves Surgical Heart Valves Minimally Invasive Cardiac Surgery Perfusion Surgical Ablation Valve Repair Revascularization Cannulae Medtronic Structural Heart

The missions and visions of both companies are aligned. ATS Medical's tissue platform aligns well with Medtronic's commitment to minimally invasive techniques that address unmet patient needs. ATS Medical's products combined with Medtronic's strengths will facilitate improved patient outcomes and broader adoption among surgeons around the world. ATS Medical's bileaflet mechanical valve allows Medtronic to re-enter the mechanical valve market with unique technology. When the transaction closes, we will be able to provide surgeons with a greater variety of devices to address individual patient needs. Why this makes strategic sense...

From Now Until Close

- We welcome your questions
  - Barb Searle will facilitate collecting them
- We look forward to getting to know you
  - In the weeks to come we will meet in small groups
- We will begin to understand your functions
  - Medtronic functional leaders will begin to interact with and learn more about ATS Medical in order to plan for integration
- We are committed to open dialog
  - We will work to get answers to your questions as soon as possible

9 | Confidential - For Internal Use Only

We welcome your questionsBarb Searle will facilitate collecting them We look forward to getting to know youIn the weeks to come we will meet in small groupsWe will begin to understand your functionsMedtronic functional leaders will begin to interact with and learn more about ATS Medical in order to plan for integration We are committed to open dialogWe will work to get answers to your questions as soon as possible From Now Until Close

Medtronic

Medtronic helps improve another life...

every 5 seconds

* * *
Additional Information about the Proposed Transaction and Where You Can Find It
ATS intends to file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant materials in connection with the proposed acquisition of ATS by Medtronic. The definitive proxy statement will be mailed to ATS shareholders. Before making any voting or investment decisions with respect to the transaction, investors and security holders of ATS are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction, ATS and Medtronic. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by accessing ATS’s website at www.atsmedical.com by clicking on the “Investors” link and then clicking on the “SEC Filings” link or by writing to ATS at 3905 Annapolis Lane North, Minneapolis, Minn., 55447.
Information Regarding Participants
ATS, Medtronic and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from ATS shareholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the ATS shareholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Medtronic’s executive officers and directors in its definitive proxy statement filed with the SEC on July 17, 2009. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov, or by accessing Medtronic’s website at www.medtronic.com and clicking on the Investors link. You can find information about ATS’s executive officers and directors in its definitive proxy statement filed with the SEC on April 9, 2010. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov, or by accessing the ATS website and clicking on the “Investors” link and then clicking on the “SEC Filings” link.
Forward-looking Statements
This document contains forward-looking statements that may include statements regarding intent, belief or current expectations of ATS and its management. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of important factors. Forward looking statements include statements about the benefits and advantages of the acquisition for ATS and its shareholders. Other factors that may affect ATS or its business include, without limitation, the risk that the acquisition may not close due to unforeseen developments, the results of clinical trials, the timing of regulatory approvals, the impact of pending healthcare reforms and regulatory actions, the terms of outstanding debt obligations, competition, pricing pressures, supplier actions and management of growth. For a discussion of these and other risks and uncertainties that could affect ATS’s activities and results, please refer to ATS’s filings with the SEC, including its Form 10-K for the year ended December 31, 2009.
Any forward-looking statements are subject to risks and uncertainties. Medtronic cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Forward looking statements include, but are not limited to, statements about the benefits of the acquisition, including expected cost savings and operating synergies, the strength of ATS Medical’s product portfolio, the ability of Medtronic to re-enter into the mechanical valve segment, improved patient outcome and adoption of ATS Medical’s products by surgeons. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the proposed acquisition, including antitrust approvals; the failure of ATS Medical’s shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the acquisition may not be fully realized or may take longer to realize than expected; disruption from the acquisition making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Medtronic’s Annual Report on Form 10-K for the year ended April 24, 2009 and Medtronic’s Quarterly Report on Form 10-Q for the quarter ended January 29, 2010. Actual results may differ materially from anticipated results. Medtronic disclaims any obligation to update and revise statements contained in this release based on new information or otherwise.